Exhibit 99.1

FOR IMMEDIATE RELEASE

August 5, 2026

Novanta Announces Financial Results
for the Second Quarter 2026

•
Second Quarter 2026 GAAP Revenue increased 10% to $266 million
•
Second Quarter 2026 GAAP Net Income was $13 million, and Adjusted EBITDA increased 16% to $61 million
•
Second Quarter 2026 GAAP Diluted EPS was $0.30, and Adjusted Diluted EPS increased 17% to $0.89

BOSTON, August 5, 2026 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2026.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	July 3,	June 27,
	2026	2025
GAAP
Revenue	$265.8	$241.0
Operating Income	$18.1	$14.9
Net Income	$12.5	$4.5
Diluted EPS	$0.30	$0.12
Non-GAAP*
Adjusted Operating Income	$47.5	$40.7
Adjusted Diluted EPS	$0.89	$0.76
Adjusted EBITDA	$60.7	$52.2

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Second Quarter

“Novanta delivered an exceptional second quarter, exceeding expectations across revenue, margins, and profitability,” said Matthijs Glastra, Chair and Chief Executive Officer. “Revenue increased 10.3% year-over-year to $266 million on a reported basis and grew 9.3% organically, marking our strongest organic growth quarter since the first quarter of 2023. We also delivered a strong Adjusted Gross Margin of 47%, and generated Adjusted EBITDA of $60.7 million, a 16.4% increase year-over-year, representing an Adjusted EBITDA margin of 22.8%.”

For the second quarter of 2026, Novanta generated GAAP revenue of $265.8 million, an increase of $24.8 million or 10.3%, compared to prior year. Year-over-year changes in foreign currency exchange rates favorably impacted revenue by $2.4 million or 1.0%. Organic Revenue Growth, which excludes the net impact of changes in foreign currency exchange rates, was an increase of 9.3% (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

For the second quarter of 2026, GAAP operating income was $18.1 million, compared to $14.9 million in the prior year. GAAP net income was $12.5 million, compared to $4.5 million in the prior year. GAAP diluted earnings per share (“EPS”) was $0.30, compared to $0.12 in the prior year. Diluted weighted average shares outstanding was 41.2 million for the second quarter of 2026.

Adjusted Diluted EPS increased 17.1% to $0.89, compared to $0.76 in the prior year. Adjusted EBITDA increased 16.4% to $60.7 million, compared to $52.2 million in the prior year.

Operating cash flow was $64.9 million, compared to $15.1 million in the prior year. Year-to-date operating cash flow was $116.5 million compared to $46.8 million in the prior year.

Financial Guidance

“As we enter the second half of 2026, we are encouraged by the accelerating momentum across our portfolio. Strong bookings, a healthy backlog, new product revenue contributions and disciplined commercial execution in market segments benefiting from long-term secular growth trends, reinforce our confidence in delivering robust organic revenue growth,” said Matthijs Glastra, Chair and Chief Executive Officer.

“In addition, we recently closed the acquisition of Riverpoint Medical, accelerating our expansion into minimally invasive surgery markets and adding another engine for growth and profitability,” continued Mr. Glastra. “The acquisition roughly doubles our recurring medical consumables business, to approximately 25% of sales on an annualized basis, and increases our medical end-market exposure to approximately 60% of revenue. It also strengthens our regional manufacturing strategy for FDA-registered products. We expect Riverpoint to be immediately accretive to revenue growth, gross margins, EBITDA margins, and earnings per share.”

For the third quarter of 2026, the Company expects GAAP revenue to be in the range of $300 million to $304 million, or greater than 21% revenue growth. The Company expects Adjusted EBITDA to be in the range of $74 million to $77 million and Adjusted Diluted EPS to be in the range of $0.95 to $1.00 per diluted share. The Company’s guidance now incorporates the expected contribution from the Riverpoint Medical acquisition and assumes no significant changes in foreign exchange rates.

For the full year 2026, the Company now expects GAAP revenue to be in the range of $1,130 million to $1,140 million, or greater than 15% revenue growth, Adjusted EBITDA to be in the range of $273 million to $278 million, or greater than 24% growth, and Adjusted Diluted EPS to be in the range of $3.68 to $3.74 per diluted share, or greater than 12% growth. The Company’s guidance now incorporates the expected contribution from the Riverpoint Medical acquisition and assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance, Gross Leverage, and Net Debt Leverage on a non-GAAP basis and does not provide earnings guidance, Gross Leverage, and Net Debt Leverage on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted EBITDA, Adjusted Diluted EPS, Gross Leverage, and Net Debt Leverage guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; future changes in the fair value of contingent considerations; future restructuring expenses; foreign exchange gains/(losses); significant discrete income tax expenses (benefits); benefits or expenses associated with the completion of tax audits; divestitures and related expenses; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Thursday, August 6, 2026 at 8:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, October 5, 2026.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Gross Leverage and Net Debt Leverage.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisitions of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used to determine bonus payments for senior management and employees. The Company has also used in the past, and may use in the future, Adjusted Diluted EPS and Adjusted EBITDA as performance targets for certain performance-based restricted stock units. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “target,” “could,” “should,” “may,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, the statements of Mr. Glastra in this press release; statements regarding anticipated financial performance and financial position, including our financial outlook for the third quarter and full year 2026; expectations for our future growth and prospects; expectations for our customers and for our end markets; expectations for our strategy and business model; expectations for new product launches and commercial activities; expectations with respect to productivity enhancements; expectations for margin and cash flow performance; expectations for our site regionalization strategy; the financial contributions of the Riverpoint Medical acquisition to our future results of operations and financial condition, including our leverage ratio and other pro forma financial metrics; expectations regarding the anticipated benefits of the Riverpoint Medical acquisition, including its impact on revenue, profitability, addressable market, and manufacturing strategy; expectations for capital deployment to acquisitions or other investment options; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our businesses and on our customers’ businesses, capital expenditures and level of business activities; our dependence upon our ability to respond to fluctuations in product demand; our ability to continuously innovate, to introduce new products in a timely manner, and to manage transitions to new product innovations effectively; customer order timing and other similar factors; disruptions or breaches in security of our or our third-party providers’ information technology systems; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our ability to contain or reduce costs; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business or to realize the anticipated benefits or synergies from those acquisitions; the accuracy of financial and other information regarding Riverpoint Medical on which we relied in connection with the acquisition and our related financial projections, which was not subject to the same accounting oversight and controls as our own historical financial information; our ability to accurately forecast Riverpoint Medical's future financial performance and our ability to maintain compliance with financial covenants under our credit facility, including our leverage ratio, which depends in part on the future financial performance of the combined company; our ability to attract and retain key personnel; our restructuring and realignment activities; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components and other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to additional costs and significant delays in shipments; production difficulties and product delivery delays or disruptions; our exposure to extensive medical device regulations, which may impede or hinder the approval, certification or sale of our products and, in some cases, may ultimately result in an inability to obtain approval or certification of certain products or may result in the recall or seizure of previously approved or certified products; potential penalties for violating foreign and U.S. federal and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations related to our business or products; actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards, and other requirements; our failure to implement new information technology systems successfully; changes in foreign currency rates; our failure to realize the full value of our intangible assets; our reliance on original equipment manufacturer customers; the loss of sales, or significant reduction in orders from, any major customers; increasing scrutiny and changing expectations from investors, customers, governments and other stakeholders and third parties with respect to corporate sustainability policies and practices; the effects of climate change and related regulatory responses; our exposure to the credit risk of some of our customers and in weakened markets; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical, life science, and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables Novanta to engineer proprietary technology solutions that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation, the Novanta Growth System, and our customers’ success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	July 3,	June 27,
	2026	2025
Revenue	$265,807	$241,049
Cost of revenue	144,892	134,303
Gross profit	120,915	106,746
Operating expenses:
Research and development and engineering	23,968	25,289
Selling, general and administrative	59,972	47,103
Amortization of purchased intangible assets	6,415	6,871
Restructuring, acquisition, and related costs	12,499	12,572
Total operating expenses	102,854	91,835
Operating income	18,061	14,911
Interest income (expense), net	(1,106)	(5,815)
Foreign exchange transaction gains (losses), net	(801)	(2,744)
Other income (expense), net	(256)	(563)
Income before income taxes	15,898	5,789
Income tax provision (benefit)	3,357	1,292
Net Income	$12,541	$4,497

Earnings per common share:
Basic	$0.31	$0.12
Diluted	$0.30	$0.12

Weighted average common shares outstanding—basic	41,009	36,022
Weighted average common shares outstanding—diluted	41,164	36,076

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	July 3,	December 31,
	2026	2025
ASSETS
Current Assets
Cash and cash equivalents	$718,650	$380,871
Accounts receivable, net	178,748	184,880
Inventories	192,709	188,284
Prepaid expenses and other current assets	33,430	28,566
Total current assets	1,123,537	782,601
Property, plant and equipment, net	119,999	118,491
Operating lease assets	46,531	41,697
Intangible assets, net	159,831	180,776
Goodwill	642,365	647,348
Other assets	47,302	36,193
Total assets	$2,139,565	$1,807,106
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$41,499	$38,291
Accounts payable	97,480	94,865
Accrued expenses and other current liabilities	106,903	79,211
Total current liabilities	245,882	212,367
Long-term debt	188,157	212,538
Operating lease liabilities	43,286	38,873
Other long-term liabilities	45,782	29,041
Total liabilities	523,107	492,819
Stockholders’ Equity:
Total stockholders’ equity	1,616,458	1,314,287
Total liabilities and stockholders’ equity	$2,139,565	$1,807,106

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 3,	June 27,
	2026	2025
Cash flows from operating activities:
Net Income	$12,541	$4,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,648	15,581
Share-based compensation	9,836	7,498
Deferred income taxes	(2,595)	(2,781)
Other	2,268	1,895
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	(5,457)	9,937
Inventories	(610)	(14,196)
Other operating assets and liabilities	34,303	(7,359)
Net cash provided by operating activities	64,934	15,072
Cash flows from investing activities:
Cash paid for business acquisition, net of working capital adjustments	—	(63,173)
Purchases of property, plant and equipment	(7,467)	(3,388)
Net cash used in investing activities	(7,467)	(66,561)
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	72,805
Repayments of debt	(9,957)	(11,298)
Proceeds from issuance of shares in private placement, net of issuance costs	288,454	—
Payments of debt issuance costs	(2,280)	(3,391)
Payments of withholding taxes from share-based awards	(5,420)	(518)
Other financing activities	(199)	(2,766)
Net cash provided by financing activities	270,598	54,832
Effect of exchange rates on cash and cash equivalents	1,786	524
Increase in cash and cash equivalents	329,851	3,867
Cash and cash equivalents, beginning of period	388,799	106,045
Cash and cash equivalents, end of period	$718,650	$109,912

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	July 3,	June 27,
	2026	2025
Revenue
Automation Enabling Technologies	$136,215	$121,672
Medical Solutions	129,592	119,377
Total	$265,807	$241,049

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	July 3,	June 27,
	2026	2025
Automation Enabling Technologies
Gross Profit (GAAP)	$71,596	$58,206
Gross Profit Margin (GAAP)	52.6%	47.8%
Amortization of intangible assets	1,200	1,330
Adjusted Gross Profit (Non-GAAP)	$72,796	$59,536
Adjusted Gross Profit Margin (Non-GAAP)	53.4%	48.9%

Medical Solutions
Gross Profit (GAAP)	$50,323	$49,514
Gross Profit Margin (GAAP)	38.8%	41.5%
Amortization of intangible assets	2,555	2,890
Operational transformation costs	427	—
Inventory related charges associated with a product line closure	—	65
Adjusted Gross Profit (Non-GAAP)	$53,305	$52,469
Adjusted Gross Profit Margin (Non-GAAP)	41.1%	44.0%

Unallocated
Gross Profit (GAAP)	$(1,004)	$(974)
Adjusted Gross Profit (Non-GAAP)	$(1,004)	$(974)

Novanta Inc.
Gross Profit (GAAP)	$120,915	$106,746
Gross Profit Margin (GAAP)	45.5%	44.3%
Amortization of intangible assets	3,755	4,220
Operational transformation costs	427	—
Inventory related charges associated with a product line closure	—	65
Adjusted Gross Profit (Non-GAAP)	$125,097	$111,031
Adjusted Gross Profit Margin (Non-GAAP)	47.1%	46.1%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended July 3, 2026
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$18,061	6.8%	$15,898	$3,357	21.1%	$12,541	$0.30
Non-GAAP Adjustments:
Amortization of intangible assets	10,170	3.8%	10,170
Restructuring costs	4,672	1.8%	4,672
Acquisition and related costs	7,827	2.9%	7,827
Planning and design phase of the financial and operation system implementation	2,204	0.8%	2,204
Operational transformation costs	797	0.3%	797
EU medical device regulation charges	378	0.1%	378
Costs incurred for insurance recovery claim	3,368	1.3%	3,368
Foreign exchange transaction (gains) losses, net			801
Tax effect of non-GAAP adjustments				5,974
Non-GAAP tax adjustments				255
Total non-GAAP adjustments	29,416	11.1%	30,217	6,229		23,988	0.59

Adjusted results (Non-GAAP)	$47,477	17.9%	$46,115	$9,586	20.8%	$36,529	$0.89

Weighted average shares outstanding - Diluted							41,164

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended June 27, 2025
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$14,911	6.2%	$5,789	$1,292	22.3%	$4,497	$0.12
Non-GAAP Adjustments:
Amortization of intangible assets	11,091	4.6%	11,091
Restructuring costs	10,221	4.2%	10,221
Acquisition and related costs	2,351	1.0%	2,351
Planning and design phase of the financial and operation system implementation	1,693	0.7%	1,693
Costs incurred for insurance recovery claim	324	0.1%	324
Inventory related charges associated with a product line closure	65	0.1%	65
Write-off of unamortized deferred financing costs			426
Foreign exchange transaction (gains) losses, net			2,744
Tax effect of non-GAAP adjustments				6,249
Non-GAAP tax adjustments				(293)
Total non-GAAP adjustments	25,745	10.7%	28,915	5,956		22,959	0.64

Adjusted results (Non-GAAP)	$40,656	16.9%	$34,704	$7,248	20.9%	$27,456	$0.76

Weighted average shares outstanding - Diluted							36,076

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	July 3,	June 27,
	2026	2025
Net Income (GAAP)	$12,541	$4,497
Net Income Margin	4.7%	1.9%
Interest (income) expense, net	1,106	5,815
Income tax provision (benefit)	3,357	1,292
Depreciation and amortization	14,648	15,581
Share-based compensation	9,836	7,498
Restructuring, acquisition and related costs(1)	11,438	12,091
Planning and design phase of the financial and operation system implementation	2,204	1,693
Operational transformation costs	797	—
EU medical device regulation charges	378	—
Costs incurred for insurance recovery claim	3,368	324
Inventory related charges associated with a product line closure	—	65
Other, net	1,057	3,307
Adjusted EBITDA (Non-GAAP)	$60,730	$52,163
Adjusted EBITDA Margin (Non-GAAP)	22.8%	21.6%
(1)
This excludes the impact of depreciation and stock based compensation costs categorized as restructuring for the three months ended July 3, 2026 and June 27, 2025, of $1.1 million and $0.5 million, respectively.

Organic Revenue Growth (Non-GAAP):

Three Months Ended July 3, 2026
Compared to
Three Months Ended June 27, 2025
Reported Revenue Growth/(Decline) (GAAP)	10.3%
Less: Change attributable to acquisitions	(—)%
Plus: Change due to foreign currency	(1.0)%
Organic Revenue Growth/(Decline) (Non-GAAP)	9.3%

Net Debt (Non-GAAP):

	July 3,	December 31,
	2026	2025
Total Debt (GAAP)	$229,656	$250,829
Plus: Deferred financing costs	9,119	8,726
Gross Debt	238,775	259,555
Less: Cash and cash equivalents	(718,650)	(380,871)
Net Debt (Non-GAAP)	$(479,875)	$(121,316)

Free Cash Flow (Non-GAAP):

	Three Months Ended
	July 3,	June 27,
	2026	2025
Net Cash Provided by Operating Activities (GAAP)	$64,934	$15,072
Less: Purchases of property, plant and equipment	(7,467)	(3,388)
Free Cash Flow (Non-GAAP)	$57,467	$11,684
Net Income (GAAP)	$12,541	$4,497

Non-GAAP Financial Measures

The following provides additional explanations for non-GAAP financial measures used by the Company, including explanations for certain non-GAAP adjustments that may not be present in the quarterly disclosures included in the current earnings release but have been used by the Company in the two most recent fiscal years. See the tables above for the calculations of the non-GAAP financial measures used in this earnings release.

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets because: (i) the amounts are non-cash; (ii) the Company cannot influence the timing and amount of future expense recognition; and (iii) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. The Company also excludes inventory related charges associated with product line closures and operational transformation costs as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin excludes amortization of acquired intangible assets, inventory related charges associated with product line closures, and operational transformation costs for the reasons described above for Adjusted Gross Profit and Adjusted Gross Profit Margin. The Company also excludes restructuring costs, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, and EU medical device regulation charges as the significant charges have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income Before Income Taxes

The calculation of Adjusted Income Before Income Taxes excludes amortization of acquired intangible assets, inventory related charges associated with product line closures, operational transformation costs, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, and EU medical device regulation charges for Adjusted Operating Income and Adjusted Operating Margin. The Company also excludes foreign exchange transaction gains (losses) as well as the write-off of costs related to our debt refinancing from the calculation of Adjusted Income Before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income Before Income Taxes by jurisdiction, the applicable tax rates in effect for the respective jurisdictions and the income tax effect of non-GAAP adjustments discussed above. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions not related to current year activity, tax audits, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate.

Adjusted Net Income

Because Income Before Income Taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, inventory related charges associated with product line closures, operational transformation costs, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, EU medical device regulation charges, write-off of costs related to our debt refinancing, and foreign exchange transaction gains (losses) for the reasons described above for Adjusted Income Before Income Taxes. In addition, the Company excludes (i) significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ii) the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

Because Net Income is used in the calculation of Diluted EPS, Adjusted Diluted EPS excludes: (i) amortization of acquired intangible assets; (ii) inventory related charges associated with product line closures; (iii) operational transformation costs; (iv) restructuring, acquisition and related costs; (v) discrete costs related to the planning and design phase of a Financial and Operation system implementation; (vi) charges related to an insurance recovery; (vii) EU medical device regulation charges; (viii) write-off of costs related to our debt refinancing (ix) foreign exchange transaction gains (losses); (x) significant discrete income tax expenses (benefits) related to releases of valuation allowances, uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (xi) the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, inventory related charges associated with product line closures, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of a Financial and Operation system implementation, charges related to an insurance recovery, operational transformation costs, EU medical device regulation charges, and other non-operating (income) expense items, including foreign exchange transaction (gains) losses, costs related to our debt refinancing and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Management believes this non-GAAP financial measure is an important indicator of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt, Gross Leverage and Net Debt Leverage

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. We define Gross Leverage and Net Debt Leverage as the ratio of Total Debt and Net Debt to the last 12 months Adjusted EBITDA, which includes Adjusted EBITDA from acquisitions. Management believes Net Debt, Gross Leverage and Net Debt Leverage ratios are important measures to monitor our financial flexibility and evaluate the strength of our balance sheet. Net Debt, Gross Leverage and Net Debt Leverage ratios should not be considered in isolation or as a substitute for an analysis of our results prepared and presented in accordance with GAAP.

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